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                               EXHIBIT 23

                CONSENT OF CROWE, CHIZEK AND COMPANY LLP
















































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                   CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Registration Statements of Firstbank Corporation on Form S-8 (Registration No. 33-60190), Form S-3 (Registration No. 333-15131),and Form S-8 (Registration No. 333-20377) of our report dated January 23, 1998 on the 1997 consolidated financial statements of Firstbank Corporation, which report is included in the 1997 Annual Report on Form 10-K of Firstbank Corporation.


                                         /S/ CROWE, CHIZEK AND COMPANY LLP

                                         Crowe, Chizek and Company LLP


Grand Rapids, Michigan
March 25, 1998